Exhibit 99.B(d)(116)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Wells Capital Management Incorporated

As of March 28, 2018, as amended November 1, 2018

SEI INSTITUTIONAL INVESTMENTS TRUST

World Equity Ex-US Fund

Global Managed Volatility Fund
U.S. Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Wells Capital Management Incorporated

By:	By:

/s/ William T. Lawrence	/s/ Jennifer Kelliher

Name:	Name:

William T. Lawrence	Jennifer Kelliher

Title:	Title:

Vice President	Client Service Manager

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Wells Capital Management Incorporated

As of March 28, 2018, as amended November 1, 2018

For purposes of this Schedule B, the term “Assets” shall have the meaning given in Paragraph 1 of the Agreement.

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

World Equity Ex-US Fund	[Redacted]

Global Managed Volatility Fund	[Redacted]

U.S. Managed Volatility Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust U.S. Managed Volatility Fund and the average daily value of the Assets of any other U.S. managed volatility SEI mutual fund or account. (each a “U.S. Managed Volatility Fund”, collectively the U.S. Managed Volatility Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each U.S. Managed Volatility Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the U.S. Managed Volatility Fund managed by Sub-Adviser (as set forth below).

[Redacted]

As of the effective date of this Schedule B the U.S. Managed Volatility Funds are as follows:

SEI Institutional Managed Trust U.S. Managed Volatility Fund; and

SEI Institutional Investments Trust U.S. Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Wells Capital Management Incorporated

By:	By:

/s/ William T. Lawrence	/s/ Jennifer Kelliher

Name:	Name:

William T. Lawrence	Jennifer Kelliher

Title:	Title:

Vice President	Client Service Manager